Exhibit 99.1

Microbot Medical Attracts Another Leading Physician and Expands

Capabilities of its Scientific Advisory Board with Addition of Dr. Ripal Gandhi

Miami-based Physician Specializes in Minimally Invasive Treatments for

Peripheral Vascular Disease, Cancer, and Other Diseases

HINGHAM, Mass., September 19, 2022 – Microbot Medical Inc. (Nasdaq: MBOT), continuing its recent success of strengthening its Scientific Advisory Board with the recent recruitment of Key Opinion Leaders (KOLs), today announced that Ripal T. Gandhi, MD, FSVM, will join the Company’s robust Scientific Advisory Board (SAB). Dr. Gandhi is an interventional oncologist and a member of the Miami Cardiac & Vascular Institute and Miami Cancer Institute physician team where he specializes in minimally invasive treatments for peripheral vascular disease, cancer, and other diseases, and has a history of being an innovator in the Interventional Robotics field.

“Today we announce a very exciting addition to our Scientific Advisory Board, as Dr. Gandhi is a robotic pioneer, has considerable experience with previous generations of endovascular surgical robotics, and clearly knows the challenges they present and how our LIBERTY Robotic System can address most, if not all of them,” commented Harel Gadot, CEO, President, and Chairman.”

“Having completed over 100 robotic cases in the interventional space using larger bulky capital equipment, I was immediately drawn to the LIBERTY technology and the barriers it breaks down,” Commented Dr. Gandhi. “I am excited to bring my first-hand experience to help guide the Microbot team’s revolutionary approach to create the first ever fully disposable robotic system, which I believe will be central in driving robotic adoption in this space.”

●	Dr. Ripal Gandhi is experienced in treating cancers, peripheral arterial disease (PAD), thoracic aortic aneurysms, abdominal aortic aneurysms (AAA), uterine fibroids, deep venous thrombosis, pulmonary embolism, varicoceles, and varicose veins. Dr. Gandhi is a clinical professor at the University of South Florida School of Medicine and FIU Herbert Wertheim College of Medicine, training physicians in vascular/endovascular, interventional radiology and interventional oncology techniques. While at Memorial Sloan-Kettering, he investigated hepatic embolization and other minimally invasive therapies for liver cancer and other malignancies. Dr. Gandhi received his medical degree from Northwestern University Medical School, completed surgical internships at Cornell University Medical Center and NY Presbyterian Hospital, followed by residency training and fellowship at UCLA Medical Center. Dr. Gandhi is the recipient of multiple awards, co-authored the textbook Interventional Oncology, and is a fellow of the Society of Vascular Medicine, Society of Interventional Radiology and a program director for the International Symposium on Endovascular Therapy (ISET) and Symposium on Clinical Interventional Oncology (CIO).

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct the SCS’s early feasibility study which could adversely affect or delay such study, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754